Exhibit 99.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 5, 2019, is made by and among Taylor Morrison Home Corporation, a Delaware corporation (the “Parent”), William H. Lyon (the “Wolf Individual”), Lyon Shareholder 2012, LLC, a Delaware limited liability company (“Wolf LLC”) and The William Harwell Lyon Separate Property Trust established July 28, 2000 (the “Wolf Trust,” and together with the Wolf Individual and Wolf LLC, the “Stockholders”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below), each as in effect on the date hereof.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Tower Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”) and William Lyon Homes, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which, among other things, provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, each Stockholder agrees to enter into this Agreement with respect to all Company Shares that such Stockholder owns or has voting power over as of the date of this Agreement and any additional Company Shares that such Stockholder may hereinafter acquire;

WHEREAS, each Stockholder is the beneficial or record owner with respect to the number of Company Class A Shares or Company Class B Shares, as applicable, set forth opposite such Stockholder’s name on Schedule I attached hereto (together with any additional Company Shares beneficially owned or acquired by any Stockholder (including any Company Shares acquired in connection with the exercise of the Class B Warrant) after the date hereof and prior to the termination of this Agreement in accordance with its terms, the “Subject Shares”);

WHEREAS, Wolf Individual has sole voting power with respect to the Subject Shares;

WHEREAS, the Company Board has, prior to the execution of this Agreement, approved, for purposes of Section 203 of the DGCL, this Agreement and the transactions contemplated hereby;

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1.    Voting Agreement.

1.1    Voting Agreement. Each Stockholder hereby agrees that, subject to and conditioned upon the approval by the Company Board, for purposes of Section 203 of the DGCL, of this Agreement and the Merger Agreement, and the transactions contemplated hereby and thereby, from the date of this Agreement until the termination of this Agreement in accordance with Section 6 (the “Voting Period”), at any meeting of the Company’s stockholders (including the Company Stockholders Meeting), and at every adjournment or postponement thereof, or in any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder shall appear (in person or by proxy), or shall cause the holder(s) of record of all such Stockholder’s issued and outstanding Subject Shares on any applicable record date to appear (in person or by proxy), at such meeting of the Company’s stockholders (including the Company Stockholders Meeting), or any adjournment or postponement thereof, in accordance with the Company Bylaws and cause all of the Subject Shares to be counted as present thereat for purposes of calculating a quorum and shall affirmatively vote (or cause to be voted) all of the issued and outstanding Subject Shares:

(a)    in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (to the extent applicable), (i) the adoption of the Merger Agreement, and (ii) any proposal to adjourn the Company Stockholders Meeting to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger if there are not sufficient votes to adopt the Merger Agreement and approve the Merger on the date on which such Company Stockholders Meeting is held; and

(b)    against, and not provide any written consent with respect to or for, the adoption or approval of (i) any Company Acquisition Proposal (and the transactions contemplated thereby), including any Superior Company Proposal, (ii) any action, omission, proposal, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would result in (x) a breach by the Company of any covenant, representation, warranty or other obligation of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Article 6 of the Merger Agreement and (iii) any agreement (including, without limitation, any amendment, waiver, release from or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Company Charter or the Company Bylaws, to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger.

1.2    Change in Company Recommendation. Notwithstanding anything to the contrary herein, in the event that the Company Board makes a Company Change of Board Recommendation in accordance with Section 5.3 of the Merger Agreement, the obligations of the Stockholders under Section 1.1 above shall be modified such that the aggregate number of Subject Shares that the Stockholders must vote as set forth in Section 1.1(a) and Section 1.1(b) shall be equal to (rounded up to the nearest whole share) the number of Subject Shares that would represent (as of the record date of the applicable Company Stockholders Meeting) thirty (30) percent of the aggregate voting power of the outstanding shares of Company Shares entitled to vote thereon.

1.3    Other Voting. Each Stockholder shall vote in its sole discretion on all issues other than those specified in Section 1.1 or Section 1.2.

1.4    Other Agreements.

(a)    No Solicitation. During the Voting Period, each Stockholder hereby agrees that it shall not, and shall cause any directors, officers, employees, controlled affiliates, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives (collectively, “Representatives”) of such Stockholder not to, (i) initiate, solicit, knowingly facilitate or knowingly encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any Company Acquisition Proposal, (iii) enter into any letter of intent or other similar agreement relating to any Acquisition Proposal or (iv) resolve or agree to do any of the foregoing; provided that Section 1.4(a)(i) shall not restrict a Stockholder from taking any action or doing anything that the Company is permitted to do in accordance with the terms of Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, each Stockholder may (and may permit its Affiliates and its and its Affiliates’ Representatives to) participate in discussions and negotiations with the Company and/or any Person making a Company Acquisition Proposal (or their respective Representatives) with respect to such Company Acquisition Proposal to the extent: (x) the Company or the Company Board is engaging in discussions or negotiations with such Person in accordance with Section 5.3 of the Merger Agreement; and (y) such Stockholder’s negotiations and discussions are in conjunction with and ancillary to the Company’s or the Company Board’s discussions and negotiations with such Person making a Company Acquisition Proposal, solely in the case of (y), subject to promptly and, in any event, within twenty-four (24) hours of receipt thereof, notifying Parent of the status and material details thereof (including copies of any written documentation that is material to such Company Acquisition Proposal).

(b)    Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives and agrees not to exercise any statutory rights of appraisal or rights to dissent that the Stockholder may have, or that may arise, under the Merger Agreement, the DGCL or otherwise, with respect to the Merger Agreement or the Merger.

(c)    No Subsequent Limitations. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or prevent, impair or delay such Stockholder from performing its obligations under the provisions and agreements set forth in this Section 1.

1.5    No Limitations on Actions; No Ownership Interest.

(a)    Notwithstanding anything to the contrary herein, Parent expressly acknowledges that the Wolf Individual is entering into this Agreement solely in its capacity as the beneficial owner of the Subject Shares and this Agreement (i) shall not limit or otherwise affect (or require the Wolf Individual to attempt to limit or otherwise affect) any actions or omissions taken by the Wolf Individual in his capacity as a member of the Company Board, and officer of the Company, or a manager, officer or director of any of the Company’s Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions in and of themselves shall be deemed a breach of this Agreement, or (ii) will be construed to prohibit, limit, or restrict the Wolf Individual from exercising his fiduciary duties as an officer or director to the Company or its stockholders, and Parent shall not, and shall cause its affiliates not to, assert any claim that any action taken by the Wolf Individual, in his capacity as a member of the Company Board or officer of the Company, violates this Agreement. It is expressly understood that the Wolf Individual is not making any agreement or understanding in his capacity as a manager, officer or director of the Company or its Subsidiaries.

(b)    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as provided herein.

SECTION 2.    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent, jointly and severally, as follows:

2.1    Organization. Each Stockholder is either (a) a natural person or (b) a limited liability company or trust, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

2.2    Subject Shares. As of the date hereof, other than the Subject Shares, no Stockholder holds or controls any other equity interests possessing voting rights in or with respect to the Company. The Wolf Individual has sole voting power (including the right to control such vote as contemplated herein) and the power of disposition over all of the Subject Shares currently or hereinafter owned or held by each of the Stockholders. Each Stockholder has the power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Stockholder set forth in this Agreement, in each case, over all of the Subject Shares currently or hereinafter owned or held by such Stockholder. Each Stockholder holds all of the Subject Shares set forth opposite such Stockholder’s name on Schedule I attached hereto (as well as all Subject Shares acquired by such Stockholder after the date hereof), free and clear of any and all claims, Liens, encumbrances or restrictions on the right to vote the Subject Shares, except as may exist by reason of this Agreement. Other than such consents as have already been obtained, no consent of any Person is required for any Stockholder to execute and deliver this Agreement.

2.3    Authority Relative to this Agreement. Each Stockholder has all requisite corporate power and authority (in the case of each Stockholder that is not an individual) or capacity (in the case of each Stockholder that is an individual) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not an individual, the execution and delivery of this Agreement by such Stockholder and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action on behalf of such Stockholder. This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at Law or in equity).

2.4    No Conflict. None of the execution, delivery or performance of this Agreement by any Stockholder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any Law applicable to any Stockholder, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of any Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. None of the execution, delivery or performance of this Agreement by any Stockholder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents or instruments of any Stockholder. None of the execution, delivery or performance of this Agreement by any Stockholder or any other transaction contemplated by this Agreement will (x) (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on, any of the Subject Shares or (y) assuming the Company has taken all necessary action to exempt the Merger, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby from the restrictions set forth in Section 203 of the DGCL, render Section 203 of the DGCL applicable to the Merger, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby.

2.5    Absence of Other Voting Agreements. No Stockholder is a party to, and the Subject Shares are not otherwise subject to, any agreement, arrangement or other understanding (i) that would constitute a breach of Section 1.1 or Section 1.2 if entered into during the Voting Period or (ii) that would reasonably be expected to materially delay, impair or restrict any Stockholder’s ability to perform its obligations under this Agreement.

2.6    No Litigation. There is no action, suit, investigation, complaint or other proceeding pending against any Stockholder or, to the knowledge of any Stockholder, any other Person, or, to the knowledge of any Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by any Stockholder of its obligations under this Agreement.

SECTION 3.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

3.1    Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

3.2    Authority Relative to this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate corporate action by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each of the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at Law or in equity).

3.3    No Conflict. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any Law applicable to Parent, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the Parent Charter, the Parent Bylaws or the organizational or governing documents of Merger Sub or any Parent Subsidiary. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Subject Shares, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder.

SECTION 4.    Lock-Up. From the Closing Date until the date that is six (6) months after the Closing Date (the “Lock Up Period”), each Stockholder covenants and agrees that such Stockholder will not, directly or indirectly, without the prior written consent of Parent, offer, sell, lease, assign, encumber, pledge, hypothecate, dispose, tender, exchange, gift or otherwise transfer or dispose (by operation of Law or otherwise, including, without limitation, by way of Constructive Disposition), either voluntarily or involuntarily (each such action, a “Parent Share Conveyance”) any Parent Shares received by such Stockholder in the Merger as Stock Consideration. Any Parent Share Conveyance or attempted Parent Share Conveyance of any such Parent Shares in violation of this Section 4 shall be null and void ab initio, and Parent may, and may instruct its transfer agent and other third parties not to, record or recognize such Parent Share Conveyance on the share register of Parent.

SECTION 5.    Additional Agreements.

5.1    Additional Shares. In the event of a share split, dividend or distribution, or any other change in the Company Shares by reason of any share split, dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any Company Shares, or any other acquisition of (or acquisition of control of) Company Shares after the date hereof, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Until any termination of this Agreement in accordance with its terms, each Stockholder shall also promptly notify Parent of the number of Company Shares, if any, as to which such Stockholder and/or affiliate of such Stockholder acquires voting power over, or record or beneficial ownership of, after the date hereof.

5.2    Transfer or Encumbrance. Other than a Permitted Transfer, during the Voting Period, each Stockholder shall not permit or allow any of the Subject Shares beneficially owned or held by such Stockholder to be, and shall cause such Subject Shares not to be, directly or indirectly, (i) Transferred, and shall not make any offer or enter into any agreement providing for a Transfer of any such Subject Shares and shall not commit to do, consent to, or otherwise facilitate any of the foregoing, except in cases where the transferee executes a customary joinder to this Agreement in a form reasonably acceptable to Parent agreeing to be bound by this Agreement in the same manner as such Stockholder, including full recourse to such Subject Shares so Transferred for any violation of this Agreement by such Stockholder or such transferee or (ii) deposited into a voting trust or become subject to a voting agreement or arrangement or a grant of a proxy or power of attorney (other than pursuant to this Agreement). Any Transfer or encumbrance or attempted Transfer or encumbrance in violation of this Agreement shall be void ab initio.

5.3    Class B Warrant. Each Stockholder hereby consents to and agrees to be bound by the treatment of the Class B Warrant as set forth in Section 2.4(d) of the Merger Agreement. In accordance with the foregoing, at or prior to the Effective Time, Parent, the Parent Board or the compensation committee thereof, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the issuance of the Parent warrant attached as Exhibit C to the Merger Agreement (the “Parent Warrant”). At the Effective Time, Parent shall execute and deliver the warrant attached as Exhibit C to the Merger Agreement to the holder of the Class B Warrant in accordance with Section 2.4(d) of the Merger Agreement. Parent shall take all corporate action necessary to reserve for issuance, and shall reserve for issuance so long as such warrant is outstanding, a sufficient number of Parent Shares for delivery upon the exercise of such warrant. As soon as reasonably practicable after the Effective Time (or prior thereto), Parent shall take all actions reasonably necessary to cause any Parent Shares issuable pursuant to the exercise of the Parent Warrant to be listed and eligible for trading on the NYSE for so long as the Parent Warrant remains outstanding.

SECTION 6.    Termination.

6.1    This Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect upon the occurrence of the following:

(a)    the earlier of (i) the Closing in accordance with the terms of the Merger Agreement (except for the rights and obligations set forth in Section 4 herein, which shall terminate at the end of the Lock-Up Period) and (ii) the termination of the Merger Agreement in accordance with its terms;

(b)    any amendment to the Merger Agreement is effected, any action pursuant to Section 5.11 (Alternative Structure) of the Merger Agreement is taken or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Wolf Individual’s prior written consent, it being understood that, notwithstanding anything to the contrary in Section 1.1, such prior written consent may be granted or withheld in his sole discretion, in each case, that (i) diminishes the Merger Consideration received by the stockholders of the Company, (ii) changes the form of Merger Consideration payable to the stockholders of the Company, (iii) extends the Outside Date or imposes any additional conditions or obligations that would reasonably be expected to prevent the consummation of the Merger, or (iv) is or would reasonably be expected to affect the economics or any of the material terms of Article 1 (The Merger), Article 2 (Conversion of Securities in the Merger), Section 5.3 (No Solicitation by the Company), Section 5.9 (Indemnification of Directors and Officers), Section 5.10 (Tax Treatment), Article 6 (Conditions to Consummation of the Merger) or Article 7 (Termination, Amendment and Waiver) of the Merger Agreement in a manner that is materially adverse to the Company or any of the Stockholders (including with respect to the reduction of or the imposition of any restriction on any Stockholder’s right to receive the Merger Consideration or Wolf LLC’s rights under Section 2.4(d) of the Merger Agreement); or

(c)    the written consent of all parties hereto.

6.2    Notwithstanding Section 6.1, termination of this Agreement shall not (a) relieve any party of liability for such party’s willful and material breach of any of the terms of this Agreement prior to such termination or (b) prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s willful and material breach of any of the terms of this Agreement prior to such termination. The provisions of this Section 6 and Section 7 hereof shall survive the termination of this Agreement.

SECTION 7.    Miscellaneous.

7.1    Expenses. Subject to any other agreement between the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

7.2    Entire Agreement; No Third Party Beneficiaries.

(a)    This Agreement, together with the Merger Agreement, constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided that if there is any conflict between this Agreement and the Merger Agreement, this Agreement shall control.

(b)    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto, and consequently, may not accurately characterize actual facts or circumstances.

7.3    Assignment. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

7.4 Amendment; No Waiver. This Agreement may not be amended except by an instrument in writing executed by the parties hereto. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party and (b) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

7.5 Severability. If a court of competent jurisdiction determines, pursuant to a final, non-appealable order or judgement, that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to all the parties hereto that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

7.6 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the next Business Day if transmitted by national overnight courier or (b) on the date delivered if sent by email (provided that confirmation of email receipt is obtained; provided further that if such notice or other communication is also sent by another means provided for by this Section 7.6 within one (1) Business Day after sending such email, such notice or other communication shall be deemed to have been duly given on the date such email was sent irrespective of whether confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent:

Taylor Morrison Home Corporation

4900 N. Scottsdale Rd., Suite 2000

Scottsdale, AZ 85251

Attention:	Sheryl Palmer
Email:	SPalmer@taylormorrison.com

with copies (which shall not constitute notice) to:

Taylor Morrison Home Corporation

4900 N. Scottsdale Rd., Suite 2000

Scottsdale, AZ 85251

Attention:	Darrell Sherman
Benjamin A. Aronovitch
Email:	DSherman@taylormorrison.com
BAronovitch@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Scott A. Barshay
Steven J. Williams

Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com

if to any of the Stockholders:

c/o William Lyon Homes

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

4 Park Plaza

Suite 1900

Irvine, California 92614

Attention: Terrence R. Allen

Email: tallen@akingump.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626-1925

Attention:	Michael Treska
Email:	Michael.Treska@lw.com

7.7	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware

(b)    Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.7(b), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.6 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY

AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7(c).

7.8    Specific Performance. The parties hereto agree that if any the provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. Either party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving willful breach or fraud.

7.9    Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

7.10    Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Parent, on the one hand, and the Stockholders, on the other hand, shall have received a counterpart hereof signed by the other parties hereto. Until and unless Parent, on the one hand, and the Stockholders, on the other hand, shall have received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

7.11    Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

7.12    Certain Definitions.

(a)    “beneficial ownership” means, with respect to any securities, the ownership of such security by any “beneficial owner” as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.

(b)    “Constructive Disposition” means, with respect to any Subject Shares or Parent Shares received by a Stockholder as Stock Consideration in the Merger, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(c)    “Permitted Transfer” shall mean, in each case, with respect to each Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) such Stockholder is and at all times has been in compliance with this Agreement, any Transfer of Subject Shares by such Stockholder to an affiliate of such Stockholder, so long as such affiliate, in connection with such Transfer, executes a customary joinder to this Agreement in a form reasonably acceptable to Parent pursuant to which such affiliate agrees to become a party to this Agreement in the same manner as such Stockholder and be subject to the restrictions applicable to such Stockholder and otherwise become a party for all purposes of this Agreement; provided that no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to the Company Shares transferred in accordance with the foregoing provision.

(d)    “Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, tender, exchange, gift or other transfer or disposition (by operation of Law or otherwise, including, without limitation, by way of Constructive Disposition), either voluntary or involuntary, of any Subject Shares (or any securities convertible or exchangeable into Subject Shares) or interest in any Subject Shares, excluding entry into this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

PARENT:

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Sheryl D. Palmer
Name: Sheryl D. Palmer
Title: Chairman, President and
Chief Executive Officer

[Signature Page to Voting Agreement]

THE STOCKHOLDERS:

WILLIAM H. LYON

/s/ William H. Lyon

LYON SHAREHOLDER 2012, LLC

By:	/s/ William H. Lyon
Name: William H. Lyon
Title: Manager

THE WILLIAM HARWELL LYON SEPARATE PROPERTY TRUST ESTABLISHED JULY 28, 2000

By:	/s/ William H. Lyon
Name: William H. Lyon
Title: Trustee

[Signature Page to Voting Agreement]

SCHEDULE I

Stockholder	Number of Subject Shares of Company Class A Shares Beneficially Owned	Number of Subject Shares of Company Class B Shares Beneficially Owned
William H. Lyon	307,388	0
Lyon Shareholder 2012, LLC	0	4,817,394
The William Harwell Lyon Separate Property Trust established July 28, 2000	2,933	0

Schedule I